EXHIBIT 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donegal Group Inc.

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89644, 333-174612, 333-201101, 333-212723, 333-228114 and 333-233167) and Form S-3 (Nos. 333-59828 and 333-226957) of Donegal Group Inc. of our report dated March 7, 2019, relating to the consolidated financial statements (not presented separately herein) of Donegal Financial Services Corporation and subsidiary, which appears in this Form 10-K of Donegal Group Inc.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 6, 2020